SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2014

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-651-6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

As discussed in the Form 10Q for the period ended June 30, 2014, oral arguments related to one of the Company’s legal matters (described below) were scheduled for August 21, 2014. As a result of those arguments, the court announced a decision from the bench granting the Company’s motion and vacating a Default Judgment against the Company in its entirety.

On August 21, 2014, the court heard oral arguments on Plaintiffs’ motion to enter final judgment against the Company and the Company’s motion to vacate the Default Judgment and announced a decision from the bench granting the Company’s motion and vacating the Default Judgment in its entirety. The Court held that Plaintiffs failed to obtain an award against the Company’s predecessor in an arbitration before the AAA as required by the Settlement Agreement and further failed to establish that they properly served the Summons and Complaint upon the Company’s alleged predecessor. The Court held, therefore, that it did not have jurisdiction over the action and declined to consider other issues presented by the case, including the Company’s arguments contesting the merits of Plaintiffs’ alleged claims against the Company’s predecessor. The Court directed the Company to prepare an order reflecting the Court’s holding and the Company is preparing a written order to submit to the Court.

Case Background

In November 2013, Plaintiffs in the action Milton Wilpon et al. v. Continental Capital Corporation, C-289-06, Superior Court of New Jersey (the “Action”) served the Company with notice that they were seeking to amend the caption of the Action to add the Company as a judgment debtor on a default judgment obtained by Plaintiffs.  In 2007 Plaintiffs obtained a default judgment in the amount of $929,559 against Continental Capital Corporation (“Continental”) in the Action (the “Default Judgment”). The Court denied Plaintiffs’ request to amend the caption to add the Company as a defendant liable on the Default Judgment and directed Plaintiffs to file a motion for leave to amend the Complaint to add the Company as a party to the Action, which motion Plaintiffs filed and the Court granted.  On March 15, 2014, Plaintiffs served a Second Amended Complaint alleging that the Company is Continental’s successor in interest and is therefore liable on the Default Judgment.    On April 14, 2014, the Company filed an Answer with Counterclaims and Third-Party Claims (the “Answer”).  The Answer (1) denied the allegations in the Second Amended Complaint on the ground that the Default Judgment is infirm in numerous respects, including because it is tainted by fraud and is an abuse of the legal process, and should therefore be vacated and (2) asserted counterclaims and third-party claims against other parties responsible for the obligations related to the Default Judgment.

On or about May 16, 2014, Plaintiffs filed a motion to dismiss of the Company’s Answer and to enter final judgment against the Company in an amount equal to the Default Judgment.  On June 5, 2014, the Company filed opposition to Plaintiffs’ motion and filed a cross-motion to vacate the Default Judgment. The Company moved to vacate the Default Judgment on several grounds including that the initial complaint was not properly served, that Plaintiffs obtained the Default Judgment by making material misrepresentations to the Court about the sufficiency of service among other issues and that Plaintiffs entirely failed initially to file their claims in an arbitration with the American Arbitration Association (the “AAA”), as required by the settlement agreement upon which Plaintiffs based their claims (the “Settlement Agreement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Douglas Baker
Douglas Baker Chief Financial Officer

Date: August 25, 2014

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